Exhibit 23.1

Board of Directors
U.S Geothermal, Inc.
Boise, ID

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our audit report dated June 10, 2009, except Note 2 which is dated October 22, 2009, on the consolidated financial statements of U.S. Geothermal, Inc. for the years ended March 31, 2009, 2008 and 2007, as filed with the Form 10-K/A and by reference to the outstanding Forms S-3 (333-158355), S-3A (333-151858) and S-8 (333-141262) as previously filed.

/s/ BehlerMick PS
BehlerMick PS
Spokane, Washington

October 22, 2009